UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Clinical Updates

On June 3, 2024, IDEAYA Biosciences, Inc. (the “Company”) announced clinical data from the ongoing investigator-sponsored Phase 2 trial of darovasertib, the Company’s oral, small molecular inhibitor of protein kinase C (or PKC), as neoadjuvant/adjuvant treatment in uveal melanoma (or UM). The clinical data from the trial were included in an oral presentation at the American Society of Clinical Oncology (ASCO) 2024 Annual Meeting by Anthony Joshua, MBBS, PhD, FRACP, Head Department of Medical Oncology, Kinghorn Cancer Centre, St. Vincent's Hospital in Sydney, and the lead principal investigator of the Phase 2 study. The Company also announced preliminary clinical data from its Phase 2 trial of darovasertib for neoadjuvant UM.

ASCO Clinical Data from Investigator-Sponsored Phase 2 Trial:

Fifteen patients planned for enucleation with localized UM were treated with darovasertib 300mg twice daily. An initial safety cohort of three patients were treated for one month, and the remaining 12 patients were treated in an expansion cohort for up to six months as neoadjuvant treatment prior to their primary intervention (enucleation, plaque brachytherapy or external beam radiotherapy (EBRT)) across three Australian centers.

As of the database lock on May 14, 2024, 13 patients had completed neoadjuvant treatment, 11 patients received adjuvant darovasertib after primary treatment of their UM, with five patients completing the planned six months of therapy. As of May 14, 2024, 75% (9 out of 12 enucleation patients) had confirmed Eye Saved (i.e., converted to plaque brachytherapy or EBRT) and approximately 67% (8 out of 12 enucleation patients) observed greater than 30% tumor shrinkage (maximum volume change) after 6 months. Median tumor shrinkage (maximum volume change) in 12 enucleation patients was approximately 47% after 6 months.

The darovasertib monotherapy neoadjuvant treatment had a manageable adverse event (AE) profile with no drug-related serious adverse events observed. Drug-related AEs were predominantly Grade 1 or Grade 2 and 20% of patients reported at least one drug-related Grade 3 adverse event.

Phase 2 Company-Sponsored Trial Data:

As of May 24, 2024 cut-off date, the Phase 2 company-sponsored darovasertib neoadjuvant UM trial has activated over 14 sites globally and enrolled over 40 patients. As of the cut-off date, 8 patients (6 enucleation and 2 plaque eligible) have been on darovasertib treatment for 4-months or more and observed median tumor shrinkage (maximum height/base/volume change) of approximately 40%/25%/72% and the majority of the 6 enucleation patients had reported Eye Saved (i.e., converted to plaque brachytherapy or EBRT eligible).

In the 8 patients with 4-months or more of darovasertib treatment as of May 24, 2024, darovasertib had a manageable AE profile with no drug-related serious adverse events observed, and drug-related AEs were predominantly Grade 1 or Grade 2 and approximately 13% of patients reported at least one drug-related Grade 3 AE.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements related to (i) expectations regarding the clinical activity profile and potential advantages of the Company’s clinical programs, (ii) the translation of preliminary clinical trial results into future clinical trial results, and (iii) the enrollment of clinical trials. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including the Company's programs' early stage of development, the process of designing and conducting preclinical and clinical trials, serious adverse events, undesirable side effects or unexpected characteristics of drug development programs, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the Company's ability to successfully establish, protect and defend its intellectual property, and other matters that could affect the sufficiency of existing cash to fund operations. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the

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Company in general, see the Company’s Annual Report on Form 10-K filed on February 20, 2024 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.
Date: June 3, 2024	By: /s/ Yujiro Hata Yujiro Hata President and Chief Executive Officer

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